                                                                     Exhibit 4.5
                                PLEDGE AGREEMENT


     PLEDGE AGREEMENT (this "Agreement"), dated as of June 26, 1997 made by SHOPPERS FOOD WAREHOUSE CORP. (the "Issuer") to NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee under the Indenture (as defined below) (the "Trustee").

                                    RECITALS

     A.  The Securities.  Pursuant to that certain Indenture dated as of the
         --------------
date hereof (the "Indenture") by and among the Issuer, SFW Holding Corp. and the Trustee, the Issuer will issue $200,000,000 in aggregate principal amount of 9 3/4% Senior Notes due 2004 (the "Securities"). Simultaneously with receipt of payment for the Securities (the "Deposit Time"), the Issuer will deposit $50,000,000 of the proceeds from the sale of the Securities (the "Restricted Proceeds") into a segregated collateral trust account with the Trustee at its office at 6th Street and Marquette Avenue, Minneapolis, Minnesota, in the name of Norwest Bank Minnesota, National Association, as Trustee, Collateral Account for the Issuer (the "Restricted Account"), which Restricted Account shall be under the sole control and dominion of the Trustee subject to the terms and conditions of this Agreement.

     B.  Purpose.  The parties hereto desire to set forth their agreement with
         -------
regard to the administration of the Restricted Account, the creation of a security interest in the Collateral (as hereinafter defined), and the conditions upon which funds will be released from the Restricted Account.

                                   AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.    Security Interest.
           -----------------

     1.1.  Pledge and Assignment.  The Issuer hereby irrevocably pledges,
           ---------------------
assigns and sets over to the Trustee, and grants to the Trustee, for the benefit of the holders of the Securities on the terms and conditions set forth in this Agreement, a first priority continuing security interest in all of the following, whether now owned or hereafter acquired or created (collectively, the "Collateral"):

           (a)  the Restricted Account;

           (b) all funds from time to time held in the Restricted Account, including, without limitation, the Restricted Proceeds and all certificates and instruments, if any, from time to time, representing or evidencing the Restricted Account;

           (c)  all Permitted Restricted Proceeds Investments (as defined in
     Section 2.1) held by or registered, in the name of the Trustee or any of its nominees pursuant to Article 2 or Article 3 hereof and all certificates and instruments, if any, from time to time representing or evidencing the Permitted Restricted Proceeds Investments;

           (d) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee for or on behalf of the Issuer in substitution for or in addition to any or all of the then existing Collateral;

           (e) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

           (f) all proceeds of the foregoing including, without limitation, cash.

     1.2.  Secured Obligations.  This Agreement secures the due and punctual
           -------------------
payment and performance of all obligations and Indebtedness (as defined in the Indenture) of the Issuer, whether now or hereafter existing, under the Securities and the Indenture including, without limitation, interest accrued thereon after the commencement of a bankruptcy, reorganization or similar proceeding involving the Issuer to the extent permitted by applicable law (collectively, the "Obligations").

     1.3.  Delivery of Collateral.  All certificates or instruments, if any,
           ----------------------
representing or evidencing the Collateral shall be held by or on behalf of the Restricted Account pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment, in blank, all in form and substance reasonably satisfactory to the Trustee. All securities, whether certificated, uncertificated or book entry, if any, representing or evidencing the Collateral shall be registered in the name of the Trustee or any of its nominees by book entry or as otherwise appropriate so as to properly identify the interest of the Trustee therein. In addition, the Trustee shall have the right, at any time following the occurrence of an Event of Default (as defined in the Indenture), in its discretion to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Collateral. Except as otherwise provided herein, all Collateral shall be registered in the name of the Restricted Account. The Trustee shall have the right at any time to exchange certificates or instruments representing all or any portion of the Collateral for certificates or instruments of similar or larger distributions in the same aggregate amount.

     1.4.  Further Assurances.  Prior to, contemporaneously herewith, and at any
           ------------------
time and from time to time thereafter, the Issuer will, at the Issuer's expense, execute and deliver to the Trustee such other instruments and documents, including Forms UCC-1 for filing, and take all further action as it deems necessary or advisable or as the Trustee may reasonably request to confirm or perfect the security interest of the Trustee granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral and the Issuer will take all necessary action to preserve and protect the security interest created hereby as a first priority, perfected lien and encumbrance upon the Collateral.

          1.5.  Transfers and Other Liens.  The Issuer agrees that it will not
                -------------------------
(i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

          1.6.  Trustee Appointed Attorney-in-Fact.  The Issuer hereby
                ----------------------------------
irrevocably appoints the Trustee the attorney-in-fact of the Issuer, coupled with an interest, with full authority in the place and stead of the Issuer and in the name of the Issuer or otherwise, from time to time in the Trustee's discretion to take any action and to execute any instrument which the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Issuer representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and the expenses of the Trustee incurred in connection therewith shall be payable by the Issuer.

          1.7.  Trustee May Perform.  Without limiting the authorization granted
                -------------------
under Section 1.6 and except with respect to the failure of the Issuer to deliver investment instructions, which shall be governed by the second paragraph of Section 2.1 hereof, if the Issuer fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Issuer.

          2.    Investment of Funds in Restricted Account.  Funds deposited in
                -----------------------------------------
the Restricted Account shall be invested and reinvested by the Trustee on the following terms and conditions:

          2.1.  Permitted Restricted Proceeds Investments.  Subject to the
                -----------------------------------------
provisions of this Article 2 and Article 3 hereof, funds held by the Trustee will be invested and reinvested in Permitted Restricted Proceeds Investments as directed by the Issuer. As used in this Agreement, "Permitted Restricted Proceeds Investments" consist of the following:

                (a) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by an agency or instrumentality thereof and backed by the full faith and credit of the United States of America having maturities of not more than one year from the date of acquisition;

                (b) commercial paper rated the highest grade by Moody's (as defined in the Indenture) or S&P (as defined in the Indenture) and maturing not more than one year from the date of creation thereof;

                (c) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500,000,000 and maturing not more than one year from the date of creation thereof;

                (d) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (a) and are with any bank described in clause (c);

                (e) shares of any money market mutual fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's; and

                (f) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P.

          If the Issuer fails to give investment instructions to the Trustee by 12:00 noon (New York time) on any business day on which there is uninvested cash and/or maturing Permitted Restricted Proceeds Investments in the Restricted Account, the Trustee is hereby authorized and directed to invest any such cash or the proceeds of any maturing Permitted Restricted Proceeds Investments in permitted money market investments maturing on the next business day. The Issuer's failure to give such investment instructions shall not constitute a default or an event of default hereunder.

          Any Permitted Restricted Proceeds Investments made hereunder shall mature on or prior to August 1, 1998.

          2.2.  Interest.  All interest or other profit earned on funds invested
                --------
in Permitted Restricted Proceeds Investments shall be held in the Restricted Account and reinvested in accordance with the terms hereof and will be subject to the security interest granted hereunder to the Trustee.

          2.3.  Limitation of  Trustee's Liability.  In no event shall the
                ----------------------------------
Trustee have any liability to the Issuer or any other person for investing the funds from time to time in the Restricted Account in accordance with the provisions of this Article 2, regardless if whether greater income or a higher yield could have been obtained had the Trustee invested such funds in different Permitted Restricted Proceeds Investments.

          3.    Disposition of Collateral Upon Certain Events.
                ---------------------------------------------

          3.1.  Release of Funds From the Restricted Account.  At any time on or
                --------------------------------------------
prior to June 30, 1998, the Issuer may deliver to the Trustee a certificate substantially in the form of Exhibit A hereto (a "Release Certificate") executed by two officers of the Issuer, other than Herbert H. Haft, Robert M. Haft, Gloria G. Haft, Linda G. Haft or a member of their family (collectively, "Haft Family Members"), instructing the Trustee to release the Collateral in accordance with this Section 3.1 simultaneously with the Trustee's receipt of the Release Certificate (the "Release Time"). At least five (5) business days prior to delivery of the Release Certificate, the Issuer shall notify the Trustee in writing of its intention to furnish such Release Certificate, whereupon the Trustee shall promptly liquidate the Permitted Restricted Proceeds Investments in the Restricted Account by not later than 12:00 noon (New York time) five (5) business days after the Trustee's receipt of such written notice. Unless the Trustee has actual knowledge that any statement in the Release Certificate is untrue, the Trustee shall release at the Release Time all funds held in the Restricted Account and transfer the same in immediately available funds in accordance with the written instructions of the Issuer. In the absence of an injunction or other order of a court of competent jurisdiction prohibiting compliance with the instructions contained in the Release Certificate, the Trustee shall ignore any instructions provided to it which are contrary to the instructions contained in a Release Certificate delivered in accordance with this Section 3.1. The Issuer shall consummate a Settlement (as defined in the Indenture) on the date the Collateral is released.

          3.2.  Termination of Security Interest.  If the Trustee receives a
                --------------------------------
Release Certificate in accordance with Section 3.1, the Trustee shall deliver to the Issuer as of the Release Time a termination of security interest in the form of Exhibit B hereto, duly executed by the Trustee, and the Trustee shall take all further actions, if any, which are reasonably deemed necessary or advisable by the Issuer, to terminate the Trustee's security interest in the Collateral as of the Release Time, including the termination of applicable Forms UCC-1, and at the Release Time, all funds transferred by the Trustee in accordance with the provisions of Section 3.1 shall automatically be deemed to be free and clear of the Trustee's security interest provided herein.

          3.3.  Special Redemption.  If, on or prior to June 30, 1998, the
                ------------------
closing of a Settlement has not occurred or the Issuer has not paid to Dart Group Corporation ("Dart") the Restricted Proceeds to fund a Settlement, the Issuer shall, on or promptly after June 30, 1998, provide a certificate substantially in the form of Exhibit C hereto (the "Special Redemption Certificate") to the Trustee, executed by two officers of the Issuer who are not Haft Family Members, whereupon the Trustee shall promptly liquidate the Permitted Restricted Proceeds Investments in the Restricted Account by not later than 12:00 noon (New York time) five (5) business days after the Trustee's receipt of the Special Redemption Certificate. Upon receipt of a Special Redemption Certificate, the Trustee shall mail a notice of the special redemption to the holders of the Securities in accordance with the terms of the Securities and the Indenture. On the Special Redemption Date (as hereinafter defined), the Trustee shall (i) debit the Restricted

Account in an amount equal to the lesser of (A) the amount in the Restricted Account or (B) an amount sufficient to redeem $50,000,000 aggregate principal amount of the Securities at 101% of par, plus any accrued and unpaid interest thereon to the Special Redemption Date (subject to a reduction, if required, pursuant to Section 3.1(b) of the Indenture); the principal amount of the Securities required to be redeemed pursuant to the Special Mandatory Redemption, as so reduced pursuant to Section 3.1(b) of the Indenture, is hereinafter referred to as the "Reduced Special Redemption Amount"), all as set forth in the Special Redemption Certificate, and (ii) transfer such amount to the Paying Agent (as defined in the Indenture) and release to the Issuer all other funds, if any, remaining in the Restricted Account. In the event the amount so transferred is insufficient to redeem the lesser of $50,000,000 aggregate principal amount of the Securities or the Reduced Special Redemption Amount, at 101% of par and pay accrued and unpaid interest thereon to, but not including, the Special Redemption Date (the "Special Redemption Price"), the Issuer shall deliver to the Paying Agent by 11:00 A.M. (New York time) on the Special Redemption Date cash in same day funds in an amount equal to the deficiency. As used in this Agreement, "Special Redemption Date" means a business day not sooner than July 31, 1998 and not later than August 15, 1998 specified by the Issuer in the Special Redemption Certificate or as determined by the Trustee pursuant to Section 3.4 or 4. The Issuer shall mail a Special Redemption Certificate in accordance with Section 3.4 of the Indenture.

          3.4.  Trustee's Failure to Receive Certificate.  If the Trustee has
                ----------------------------------------
not received either a Special Redemption Certificate or a Release Certificate by 4:00 p.m. (New York time) on July 3, 1998, the Trustee shall be deemed to have received a Special Redemption Certificate setting the Special Redemption Date at August 14, 1998. In such event, the Trustee shall mail notice of the special redemption to the holders of the Securities in accordance with the terms of the Securities and shall liquidate the Permitted Restricted Proceeds Investments as of 12:00 (noon) (New York time) on August 11, 1998.

          3.5.  Special Redemption Date.  On the Special Redemption Date, the
                -----------------------
Trustee shall debit the Restricted Account in an amount equal to the lesser of
(i) the amount in the Restricted Account and (ii) the Special Redemption Price and transfer such amount to the Paying Agent in accordance with the provisions of the Indenture and release to the Issuer all other funds, if any, remaining in the Restricted Account. In the event the amount so transferred is less than the Special Redemption Price, the Issuer shall deliver to the Paying Agent by 11:00 A.M. (New York time) on August 13, 1998 cash in same day funds equal to the deficiency. In the event the amount so transferred is less than the amount in the Restricted Account, the Trustee shall release to the Issuer all other funds remaining in the Restricted Account.

          4.    Remedies upon Default.  If an Event of Default (as defined in
                ---------------------
the Indenture) shall have occurred and be continuing:

                (i) The Trustee may, without notice to the Issuer except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the balance in the Restricted Account in order to satisfy the Default

          Amount (as defined in the Indenture).

                (ii) The Trustee may also exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under (A) the Uniform Commercial Code in effect at that time in the State of Minnesota (the "Code") (whether or not the applicable Code applies to the affected Collateral) and (B) the Indenture.

                (iii) Any cash held by the Trustee as Collateral and all net cash proceeds received by the Trustee in respect of any sale or liquidation of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee as collateral for, and/or then or at any time thereafter be applied (after payment of any costs and expenses incurred in connection with any sale, liquidation or disposition of or realization upon the Collateral and the payment of any amounts payable to the Trustee) in whole or in part by the Trustee for the ratable benefit of the holders of the Securities against, all or any part of the Obligations in such order as the Trustee shall elect. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Obligations and the costs and expenses incurred by and amounts payable to the Trustee hereunder or under the Indenture shall be paid over to the Issuer or to whomsoever shall be lawfully entitled to receive such surplus.

          5.    Indemnity.  The Issuer shall indemnify and hold harmless the
                ---------
Trustee and its officers, agents and employees, from and against any and all claims, notices, obligations, liabilities and expenses, including, without limitation, defense costs, investigation fees and costs, legal fees and claims for damages, arising from or in connection with the Trustee's acceptance of, or performance under this Agreement, except to the extent that such liability, expense or claim is directly attributable to the negligence or bad faith of the Trustee. The provisions of Article Seven of the Indenture shall apply to the Trustee under this Agreement to the same extent as they apply to the Trustee under the Indenture.

          6.    Termination.  This Agreement shall terminate automatically upon
                -----------
the first to occur of (a) the release of the Collateral pursuant to Section 3.1 hereof or (b) payment in full of the Special Redemption Price upon the redemption of Securities as provided herein and in the Indenture.

          7.    Miscellaneous.
                -------------

          7.1.  Waiver.  Either party hereto may specifically waive any breach
                ------
of this Agreement by the other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party, and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

          7.2.  Invalidity.  If, for any reason whatsoever, any one or more of
                ----------
the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

          7.3.  Assignment.  This Agreement shall inure to and be binding upon
                ----------
the parties and their respective successors and permitted assigns; provided
                                                                   --------
however, that the Issuer may not assign its rights or obligations hereunder
-------
without the express prior written consent of the Trustee.

          7.4.  Choice of Law.  The existence, validity, construction, operation
                -------------
and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the internal laws of the State of New York, without giving effect to the conflicts of law principles of such State.

          7.5.  Entire Agreement; Amendments.  This Agreement, the Indenture and
                ----------------------------
the Securities contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments with respect thereto, whether oral or written; provided, however, that this Agreement is executed and accepted by the Trustee
--------  -------
subject to all terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were set forth at length herein. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties. The Trustee may amend this Agreement in any way not materially adverse to the interests of the holders of the Securities. The holders of Securities shall have third party beneficiary rights under this Agreement.

          7.6.  Notices.  Any notice or communication by the Issuer or the
                -------
Trustee shall be duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery addressed as follows:

          To the Issuer:

                Shoppers Food Warehouse Corp.
                4600 Forbes Blvd.
                Lanham, MD 20706
                Attention:  President
          with a copy to:

                Dart Group Corporation
                3300 75th Avenue
                Landover, MD  20785
                Attention:  Corporate Secretary

          To the Trustee:

                Norwest Bank Minnesota, National Association
                6th Street and Marquette Avenue
                Minneapolis, MN 55479-0069
                Attention:  Corporate Trust Department

The Issuer or the Trustee by notice to each other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          7.7.  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.


                                SHOPPERS FOOD WAREHOUSE CORP.

                                By: /s/ Mark A. Flint
                                   ---------------------------------------------
                                   Name:  Mark A. Flint
                                   Title:  President and Chief Executive Officer



                                NORWEST BANK MINNESOTA,
                                 NATIONAL ASSOCIATION, as Trustee

                                By: /s/ Raymond S. Haverstock
                                   ---------------------------------------------
                                   Name:  Raymond S. Haverstock
                                   Title: Vice President

                                   EXHIBIT A

                         [Form of Release Certificate]

                         SHOPPERS FOOD WAREHOUSE CORP.

          The undersigned officers of SHOPPERS FOOD WAREHOUSE CORP., a Delaware corporation (the "Issuer"), hereby certify, pursuant to Section 3.1 of the Pledge Agreement dated as of June 26, 1997 (the "Pledge Agreement"), made by the Issuer to Norwest Bank Minnesota, National Association, as trustee (the
"Trustee") under an Indenture dated as of June   , 1997 (the "Indenture") among
the Trustee, the Issuer and SFW Holding Corp., as follows:

          1. The undersigned have read and are familiar with the conditions precedent to the release of the funds held in the Restricted Account provided for in the Indenture and in the Pledge Agreement.

          2. In the opinion of the undersigned, each of the undersigned has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such conditions have been complied with. In preparing this certificate, the undersigned, with the assistance of other officers and employees of the Issuer, have undertaken a diligent examination of all appropriate records and documents of the Issuer with respect to the foregoing.

          3. All conditions precedent to the release of the funds held in the Restricted Account provided for in the Indenture and in the Pledge Agreement have been complied with.

          4. The closing of a Settlement (as defined in the Indenture) is occurring simultaneously with the release of the funds held in the Restricted Account.

          5. No Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) has occurred that is continuing or will occur as a consequence of the use of the Restricted Proceeds as contemplated by this Certificate.

          Capitalized terms used herein without definition shall have the meanings specified in the Pledge Agreement.

          The Issuer hereby directs the Trustee to release all funds held by it in the Restricted Account at the Release Time and to terminate and release its pledge and assignment of, and security interest in, all of the Collateral under the Pledge Agreement in accordance with Section 3.2 therein. At the Release Time, such funds should be deposited or wired in immediately available funds in the following account or accounts at ____________ in the amounts indicated:
_______________________________________________.

          IN WITNESS WHEREOF, the undersigned have signed their names this ___ day of ________, 199__.


                                      SHOPPERS FOOD WAREHOUSE CORP.

                                      By:
                                         -------------------------------
                                      Name:
                                           -----------------------------
                                      Title:
                                            ----------------------------


                                      By:
                                         -------------------------------
                                      Name:
                                           -----------------------------
                                      Title:
                                            ----------------------------

                                   EXHIBIT B

                   [Form of Termination of Security Interest]

                     [To be typed on Trustee's letterhead]

                                                          Date:
                                                                ----------------


VIA FACSIMILE AND FEDERAL EXPRESS
---------------------------------

Shoppers Food Warehouse Corp.
4600 Forbes Blvd.
Lanham, MD 20706
Attention:  Chief Financial Officer

          Re:  Termination of Security Interest
               --------------------------------

Ladies and Gentlemen:

          Reference is hereby made to the Pledge Agreement, dated as of June 26, 1997, made by Shoppers Food Warehouse Corp. to Norwest Bank Minnesota, National Association, as Trustee (as amended or modified from time to time in accordance with the terms thereof, the "Agreement").

          By its signature below, the Trustee, hereby terminates and releases its pledge and assignments of, and security interest in, all of the Collateral (as defined in the Agreement) under the Agreement.

                                    Very truly yours,

                                    NORWEST BANK MINNESOTA,
                                     NATIONAL ASSOCIATION, as Trustee

                                    By:
                                       -------------------------------
                                    Name:
                                         -----------------------------
                                    Title:
                                          ----------------------------

                                   EXHIBIT C

                    [Form of Special Redemption Certificate]

                         SHOPPERS FOOD WAREHOUSE CORP.

          The undersigned officers of SHOPPERS FOOD WAREHOUSE CORP., a Delaware corporation (the "Issuer"), hereby certify, pursuant to Section 3.3 of the Pledge Agreement dated as of June 26, 1997 (the "Pledge Agreement"), made by the Issuer to Norwest Bank Minnesota, National Association, as trustee (the
"Trustee") under an Indenture dated as of June   , 1997 among the Trustee, the
Issuer and SFW Holding Corp., that the closing of a Settlement has not been consummated or the Issuer has not paid to Dart the Restricted Proceeds to fund a Settlement.

          The Issuer hereby directs the Trustee to liquidate all Permitted Restricted Proceeds Investments by no later than _________ o'clock on ___________, 199__ which date shall be not less than 5 business days after receipt by the Trustee of this certificate and to pay an amount equal to the lesser of (i) the amount in the Restricted Account or (ii) the Special Redemption Price in immediately available funds to the Paying Agent for the special redemption of the Securities in the aggregate principal amount of $_____________ including accrued and unpaid interest on the Securities to be so redeemed on ________, 199__, the Special Redemption Date. The Issuer further directs the Trustee to release to the Issuer all funds if any, remaining in the Restricted Account after payment of the Special Redemption Price by depositing such funds in account number __________ at _______________.

          Capitalized terms used herein without definition shall have the meanings set forth in the Pledge Agreement.

          IN WITNESS WHEREOF, the undersigned have signed their names this ___ day of ________, 199__.

                                    SHOPPERS FOOD WAREHOUSE CORP.

                                    By:
                                        ---------------------------------------
                                    Name: Mark A. Flint
                                    Title: President and Chief Executive Officer


                                    By:
                                        ----------------------------------------
                                    Name: Raymond S.  Haverstock
                                    Title: Vice President